Exhibit 99(1)


REVOCABLE PROXY                 CITIZENS BANCORP

                         Special Meeting of Shareholders
                                September 1, 2000

The undersigned hereby appoints Stephen D. Davis and Cindy S. Chambers, with full powers of substitution, to act as attorneys and proxies for the undersigned to represent and to vote, as designated below, all shares of Common Stock of Citizens Bancorp ("Citizens"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on September 1, 2000, and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" the Proposals described herein.

1. PROPOSAL: to vote on the merger of Citizens and Lincoln Bancorp and related matters. In the merger, you will receive .9375 shares of Lincoln Bancorp common stock and $9.375 cash for each share of Citizens common stock you own before the merger. You will also receive cash in lieu of receiving any fractional shares of Lincoln Bancorp common stock you would otherwise receive in the merger.

         [ ] FOR  [ ]  AGAINST      [ ] ABSTAIN

2. PROPOSAL to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

         [ ] FOR  [ ]  AGAINST      [ ] ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holders(s) upon any other matter which may properly come before the Special Meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT: PLEASE DATE AND SIGN AS YOUR NAME APPEARS BELOW AND RETURN THE CARD IN THE ENCLOSED ENVELOPE. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

                                                  Date ___________________, 2000


                                           (Signature) _________________________

                                           (Signature) _________________________